EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of our reports dated March 16, 2008, with respect to the consolidated financial statements and schedules of The PMI Group, Inc., and the effectiveness of internal control over financial reporting of The PMI Group, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2007. We also consent to the incorporation by reference in the following Registration Statements of our report dated March 16, 2008, with respect to the consolidated financial statements of PMI Mortgage Insurance Ltd included as Exhibit 99.1 in this Annual Report (Form 10-K) for the year ended December 31, 2007.

Registration Statement Number	On Form
333-123049	S-8

333-32190	S-8

333-47473	S-8

333-63122	S-8

333-66829	S-8

333-76742	S-8

333-81679	S-8

033-99378	S-8

333-48035	S-3

333-67125	S-3

333-29777	S-4

333-102761	S-8

333-107747	S-3

333-110044	S-3

333-130103	S-8

333-130102	S-8

033-92636	S-8

333-133095	S-3

333-136727	S-8

/s/ Ernst & Young LLP

Los Angeles, California

March 16, 2008